Exhibit 23.1

[PWC LETTERHEAD]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Olink Holding AB (publ) of our report dated March 17, 2022 relating to the financial statements of Olink Holding AB (publ) and our report dated December 11, 2020 relating to the financial statements of Olink Proteomics Holding AB, which appears in the Annual Report on Form 20-F.

/s/ Öhrlings PricewaterhouseCoopers AB

Stockholm, Sweden
April 7, 2022